SISTERSON
CERTIFIED PUBLIC
ACCOUNTANTS & CONSULTANTS

Sisterson & Co. LLP
310 Grant Street, Suite 2100
Pittsburgh, Pennsylvania
15219-2300

Phone 412.281.2025
Fax 412.338.4597
Web www.sisterson.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Current Report on Form 8-K/A of GTT Communications, Inc. of our report dated May 15, 2013, with respect to the consolidated financial statements of United Network Services, Inc. and Subsidiary as of and for the years ended December 31, 2012 and 2011, appearing in this Form 8-K/A.

Sisterson & Co. LLP

November 26, 2014